EXHIBIT 10.29

AMENDMENT NUMBER ONE TO THE

SEPARATION, GENERAL RELEASE AND NON-COMPETE AGREEMENT

This Amendment Number One (the “First Amendment”), by and between Superior Uniform Group, Inc., with its principal offices at 10055 Seminole Boulevard, Seminole, Florida 33772 (“Superior” or the “Company”), and Gerald M. Benstock (“Benstock”), is made as of November 17, 2015 (the “First Amendment Effective Date”). Superior and Benstock may hereinafter each be referred to as a “Party,” or collectively as the “Parties.”

WHEREAS, Superior and Benstock entered into a Separation, General Release and Non-Compete Agreement, effective December 17, 2012 (the “Agreement”); and

WHEREAS, Superior has determined that it would gain value from Benstock continuing to provide advisory services to the Company and Benstock has determined that he would like to continue to provide advisory services to the Company; and

WHEREAS, the Parties wish to amend the Agreement.

NOW THEREFORE, the Parties, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, agree as follows:

1.     The initial recitals stated above are true and correct and are incorporated by reference. Capitalized terms have the meaning ascribed to them in the Agreement, unless otherwise defined in this First Amendment.

2.     As of the First Amendment Effective Date, Section 1 of the Agreement is deleted in its entirety and replaced with the following:

This Agreement is effective from December 16, 2012 through December 15, 2016, inclusive (the “Term”). The Term shall be comprised of four (4) one-year periods (each, a “Period”), each of which commences on December 16 of its respective year (each, a “Period Start Date”).

3.     As of the First Amendment Effective Date, Section 14 of the Agreement is amended as follows:

a.	The words “four hundred and fifty thousand dollars ($450,000.00)” are deleted and replaced with “six hundred thousand dollars ($600,000.00)”; and

b.	The words “and final” are deleted; and

c.	The following sentence shall be added to the end of the section:

The one hundred and fifty thousand dollars ($150,000.00) that pertains to the fourth Period of the Agreement shall be paid in four (4) equal installments, with each installment payment to be paid according to the following schedule: first payment to be made during the month of December, 2015, but in no event before the applicable Period Start Date; the second payment to be made during March, 2016; the third payment to be made during June, 2016; and the fourth payment to be made during September, 2016.

4.     The remaining terms and conditions of the Agreement remain unchanged and are hereby ratified and confirmed.

IN WITNESS WHEREOF, a duly authorized representative of each Party has executed this First Amendment as of the First Amendment Effective Date.

GERALD M. BENSTOCK

/s/ Gerald M. Benstock
Gerald M. Benstock

SUPERIOR UNIFORM GROUP, INC.

/s/ Sidney Kirschner
Sidney Kirschner
Chairperson of the Board of Directors

/s/ Michael Benstock
Michael Benstock
Chief Executive Officer